Exhibit 4.2.2

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

FRESH MEDICAL LABORATORIES, INC.

______________________________

WARRANT TO PURCHASE COMMON STOCK

______________________________

Dated as of October 1, 2014

1.

Grant.  For value received, Fresh Medical Laboratories, Inc., a Delaware corporation (“FML” or the “Corporation”), hereby grants to Leavitt Partners Special Asset 7, LLC, a Utah limited liability company and subsidiary of Leavitt Partners (the “Holder”), at the exercise price set forth in Section 3 below and subject to the vesting terms set forth in Section 2, the right to purchase up to a maximum of 675,000 shares (the “Warrant Shares”) of the Corporation’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to adjustment from time to time as set forth herein.  This Warrant to Purchase Common Stock (“Warrant”) is issued pursuant to the Consulting Services Agreement dated as of July 1, 2014 (the “Consulting Agreement”) by and among the Corporation and Leavitt Partners, LLC, a Utah limited liability company (“Leavitt Partners”, and together with Holder, “Consultant”).  Capitalized terms used herein and not otherwise defined have the meanings given in the Consulting Agreement.

2.

Vesting; Exercise Period.  This Warrant shall vest and may be exercised solely as follows:

(a)

As of the date hereof, this Warrant shall vest and may be exercised for 15,000 Warrant Shares; and beginning on November 1, 2014 and on the first day of each month thereafter, this Warrant shall vest as to and may be exercised for an additional 15,000 Warrant Shares (provided that the Consulting Agreement remains in effect as of such date), until fully vested.

(b)

if: (i) prior to the date on which this Warrant is fully vested, the Corporation consummates a Change of Control Transaction (the date of such event, the “Acceleration Date”), and (ii) as of the Acceleration Date, the Consulting Agreement remains in effect, or has been terminated by the Corporation without Cause (other than as the result of a Discretionary Termination), then effective immediately prior to the Acceleration Date, this Warrant shall be deemed to have vested fully and be exercisable for the maximum number of Warrant Shares described in Section 1.  (iii) If the Corporation terminates the Consulting Agreement for Cause at any time, then Holder forfeits all remaining unvested warrant shares from the date of termination.  (iv) Should Consultant terminate the Consulting Agreement for Good Reason, then Holder will accelerate vesting of the remaining warrant shares for that year of termination, plus one additional year.

(c)

As used herein, “Change of Control Transaction” means one or more transactions resulting in (i) the liquidation, dissolution or winding up of the Corporation; (ii) the sale, transfer or exclusive license of all or substantially all of the assets of the Corporation; (iii) a merger or consolidation of the Corporation with another entity where the Corporation is not the surviving or successor entity; (iv) one or more persons or entities (other than the shareholders of the Corporation that are existing as of the date hereof) owning in the aggregate in excess of 50% of the then outstanding capital stock of the Corporation; or (v) the listing of any of the Corporation’s securities on a national securities exchange (or admission to unlisted trading privileges on any such exchange) or over-the-counter market resulting from Client’s own strategic decision to do so, and that is in excess of 50% of the then outstanding capital stock of the Corporation (does not include any public listing of Corporation’s security through any action outside Corporation’s control).

(d)

The right to exercise this Warrant, in whole or in part, begins on the date hereof.  The right to exercise this Warrant expires on the tenth anniversary of the date hereof (the “Expiration Date”).

3.

Exercise Price.  The exercise price (“Exercise Price”) of this Warrant is $0.50 per Warrant Share, subject to adjustment from time to time as set forth herein.

4.

Adjustments.

(a)

Adjustment for Change in Common Stock.

(i)  If the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an “Adjustment Event”), , the number of Warrant Shares issuable hereunder immediately prior to such Adjustment Event shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such Adjustment Event if the Holder had exercised this Warrant immediately prior to such Adjustment Event.  The Exercise Price shall also be proportionately adjusted such that the aggregate Exercise Price for all the Warrant Shares issuable hereunder remains unchanged following such Adjustment Event.

(ii)  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii)  The adjustment shall be made successively whenever any Adjustment Event occurs.

(b)

Adjustment for Reorganization.  If the Corporation consolidates or merges with or into another person or entity, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), there shall thereafter be deliverable, upon exercise of this Warrant and payment of a proportionately adjusted Exercise Price (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.

5.

Representations and Warranties of Holder.  With respect to this Warrant, the Holder represents and warrants to the Corporation as follows:

(a)

Experience.  It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Corporation;  it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning the Corporation, its business and services, its officers and its personnel; the officers of the Corporation have made available to Holder any and all written information it has requested; the officers of the Corporation have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Corporation; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Corporation and it is able to bear the economic risk of that investment.

(b)

Investment.  It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  It understands that this Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.

(c)

Rule 144.  It acknowledges that this Warrant and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

(d)

Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

6.

Representations of the Corporation.  The Corporation hereby represents, warrants and agrees as follows:

(a)

Corporate Power.  The Corporation has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

(b)

Authorization.  All corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Corporation of this Warrant has been taken.  This Warrant is a valid and binding obligation of the Corporation, enforceable in accordance with its terms (except (i) as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) subject to general principles of equity).

(c)

Offering.  Subject in part to the truth and accuracy of Holder’s representations set forth in Section 5 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Warrant Shares will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Corporation nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(d)

Availability of Shares.  The Corporation will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation as will be sufficient to permit the exercise in full of this Warrant.  Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(e)

Listing; Stock Issuance.  The Corporation shall secure and maintain the listing of the Warrant Shares upon each securities exchange or over-the-counter market upon which securities of the same class or series issued by the Corporation are listed, if any.  Upon exercise of this Warrant, the Corporation will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise.

7.

No Voting Rights; Limitations of Liability.  Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation not granted herein.  No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

8.

Exercise Procedure.

(a)

To exercise this Warrant, the Holder must deliver to the principal office of the Corporation (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached hereto, and the Exercise Price.  The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in legal tender, (ii) by bank cashier's or certified check, (iii) by wire transfer to an account designated by the Corporation, or (iv) in accordance with Section 9.  Upon exercise, the Corporation, at its sole expense (including the payment of any documentary, stamp, issue or transfer taxes), will issue and deliver to Holder, within 10 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder.  The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder exercises this Warrant.

(b)

In the event this Warrant is partially exercised, the Corporation shall issue and deliver to the Holder, within 10 days after the date of exercise, a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.

9.

Cashless Payment.

(a)

Right to Convert.  In lieu of paying the applicable Exercise Price by legal tender, check, or wire transfer, the Holder may elect to convert this Warrant and receive that number of Warrant Shares equal to the quotient obtained by dividing:

[(A-B)(X)] by (A), where:

A

=

the Conversion Value (as defined below) of a share of Common Stock on the date of exercise;

B

=

the Exercise Price for a share of Common Stock;

X

=

the number of Warrant Shares (equal to or less than the number of Warrant Shares then issuable hereunder) as to which this Warrant is being

converted.

(b)

Conversion Value.  For purposes of this Section 9, the Conversion Value of a share of Common Stock means:

(i)  if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange, then the average of the last reported sale price of the Common Stock for the five trading days prior to the date of exercise of this Warrant (or the average closing bid and asked prices for each such day if no such sale is made on such day);

(ii)  if clause (i) does not apply, and if the prices are reported by the OTC Markets Group, Inc. or any successor thereto, then the average of the means of the last reported bid and asked prices reported for the five trading days prior to the date of exercise of this Warrant; and

(iii)  in all other cases, the per share value as determined by the Board of Directors of the Corporation in good faith.

10.

Securities Laws.  Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Act or under the securities laws of any state.  The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws.  Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legend and such other legends as may be required by applicable law:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

11.

Transfer.  The Corporation will register this Warrant on its books and keep such books at its offices.  Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted by (i) any effective registration statement under the Act and by the securities laws of any state in question, or (ii) with an opinion of counsel reasonably satisfactory to the Corporation stating that such registration under the Act and registration or qualification under the securities laws of any state is not required.

12.

Replacement of Warrant.  If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Corporation (at the request and expense of the Holder) will issue a replacement warrant upon reasonably satisfactory indemnification by the Holder (if required by the Corporation).

13.

Governing Law.  The internal laws of the State of Delaware (other than its conflicts of law rules) govern this Warrant.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on its behalf by the officer whose signature appears below, as of the date first written above.

FRESH MEDICAL LABORATORIES, INC.

By: /s/ Steven C. Eror

Name:  Steven C. Eror

Title:  President and CEO

EXHIBIT A

IRREVOCABLE SUBSCRIPTION

To:

_______________________

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Common Stock of Fresh Medical Laboratories, Inc., a Delaware corporation, and hereby irrevocably subscribes to such issue.  The certificates for such shares shall be issued in the name of:

______________________________

(Name)

______________________________

(Address)

______________________________

(Taxpayer Number)

and delivered to:

______________________________

(Name)

______________________________

(Address)

      .

PAYMENT EXERCISE:  The aggregate Exercise Price of $______ per share is enclosed.

or

      .

CASHLESS EXERCISE:  In lieu of payment of the aggregate Exercise Price hereof, the attached Warrant is being exercised in accordance with Section 9 thereof.

Date:_______________

Signed:

______________________________________________

(Name of Holder, Please Print)

________________________________________

(Address)

________________________________________

(Signature)